                                                            EXHIBIT NO. 99.9(b)

                             LEGAL OPINION CONSENT


I consent to the incorporation by reference in this Post-Effective Amendment No. 31 to the Registration Statement (File Nos. 2-60491 and 811-2794) (the "Registration Statement") of MFS(R) Series Trust III (the "Trust"), of my opinion dated May 13, 1998, appearing in Post-Effective Amendment No. 25 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on May 15, 1998.



                                        JAMES R. BORDEWICK, JR.
                                        --------------------------------

                                        James R. Bordewick, Jr.
                                        Assistant Secretary and Assistant Clerk

Boston, Massachusetts
May 28, 2002